        As filed with the Securities and Exchange Commission on April 30, 1997

                                                      Registration No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                            -------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                               -------------

                      CHANCELLOR BROADCASTING COMPANY
           (Exact Name of Registrant as Specified in its Charter)


           Delaware                                   75-2538487
 (State or Other Jurisdiction              (I.R.S. Employer Identification
     of Incorporation or                                 No.)
        Organization)

                        12655 N. Central Expressway
                                 Suite 405
                            Dallas, Texas 75243

            (Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                               Steven Dinetz
                        12655 N. Central Expressway
                                 Suite 405
                            Dallas, Texas 75243
                               (972) 239-6220

                   (Name and Address, Including Zip Code,
      and Telephone Number, Including Area Code, of Agent for Service)

           Chancellor Broadcasting Company 1996 Stock Award Plan
    Stock Option Grant Letters dated September 30, 1995 to Steven Dinetz Stock Option Grant Letter dated September 30, 1995 to Eric W. Neumann
    Stock Option Grant Letter dated September 30, 1995 to Marvin Dinetz Stock Option Grant Letter dated February 14, 1997 to Carl M. Hirsch
   Stock Option Grant Letter dated October 12, 1994 to Jeffrey A. Marcus
     Stock Option Grant Letter dated October 12, 1994 to John H. Massey Stock Option Grant Letter dated January 10, 1996 to Matrice Ellis-Kirk

                            (Full Title of Plan)



                                               CALCULATION OF REGISTRATION FEE

                                                              Proposed Maximum      Proposed Maximum
         Title of Securities               Amount to be        Offering Price           Aggregate             Amount of
           to be Registered               Registered (1)        Per Share (2)      Offering Price (2)     Registration Fee

Class A Common Stock,                    2,020,857 Shares      $7.50 to $36.75         $34,377,717           $10,417.49
            $.01 Par Value




(1)     Of the shares of Class A Common Stock, $.01 par value per share ("Class A Common Stock"), of Chancellor Broadcasting
        Company (the "Company" or "Registrant") being registered hereby 916,456 shares (the "Plan Shares") relate to the
        Chancellor Broadcasting Company 1996 Stock Award Plan (the "Plan"); 863,319 shares relate to shares issuable upon exercise of options granted under the Stock Option Grant Letters dated September 30, 1995 to Steven Dinetz; 88,500 shares relate to shares issuable upon exercise of options granted under the Stock Option Grant Letter dated
        September 30, 1995 to Eric W. Neumann; 44,250 shares relate to shares issuable upon exercise of options granted under the Stock Option Grant Letter dated September 30, 1995 to Marvin Dinetz; 75,000 shares relate to shares issuable upon exercise of options granted under the Stock Option Grant Letter dated February 14, 1997 to Carl M.
        Hirsch; 13,333 shares relate to shares issuable upon exercise of options granted under the Stock Option Grant Letter dated October 12, 1994 to Jeffrey A. Marcus; 13,333 shares relate to shares issuable upon exercise of options granted under the Stock Option Grant Letter dated October 12, 1994 to John H. Massey; and 6,666 shares relate to shares issuable upon exercise of options granted under the Stock Option Grant Letter dated January 10, 1996 to
        Matrice Ellis-Kirk (the foregoing option letters, collectively, the "Management Options").

(2)     In accordance with section (h)(1) of Rule 457 promulgated under the Securities Act of 1933, as amended (the
        "Securities Act"), the Proposed Maximum Aggregate Offering Price was calculated using Maximum Offering Prices Per
        Share based upon, with respect to the Plan Shares for which the exercise or offering price was known at the time of filing of this Registration Statement, the actual exercise prices, with respect to the Plan Shares for which the offering price was unknown, the average high and low price of the Class A Common Stock on April 18, 1997 as reported on the Nasdaq National Market System and, with respect to the Management Options, the actual exercise prices set forth in such options.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents are incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 10-K (File No. 0-27726) for the year ended December 31, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the year ended December 31, 1996.

          (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

          (c) The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 0-27726) filed under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Class A Common Stock offered hereby have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     ITEM 4.  DESCRIPTION OF SECURITIES.

          Not applicable.

     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Certain legal matters with respect to the shares of Class A Common Stock offered hereby will be passed upon for the Company by Weil, Gotshal & Manges LLP. As of April 23, 1997, partners of Weil, Gotshal & Manges LLP owned 2,166 shares of Class A Common Stock.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The General Corporation Law of the State of Delaware (the "Delaware Corporate Law") authorizes corporations to limit or to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The Company's Second Restated Certificate of Incorporation, as amended, limits the liability of the Company's directors to the Company or its stockholders to the fullest extent permitted by the Delaware Corporate Law as in effect from time to time. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in the Delaware law, or (iv) for any transaction from which the director derived an improper personal benefit.

          The Second Restated Certificate of Incorporation of the Company, as amended, provides for the mandatory indemnification of the directors and officers of the Company to the fullest extent permitted by the Delaware Corporate Law. Pursuant to Section 145 of the Delaware Corporate Law, the Company has the discretionary power to indemnify its present and former directors and officers against expenses actually and reasonably incurred by them in connection with any suit (other than an action by or in the right of the Company) to which such directors and officers were, are, or are threatened to be made, a party by reason of their serving in such positions, so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation for which they served in such positions, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

          Under the Delaware Corporate Law, a corporation may also indemnify any person who was or is a party to an action brought by or in the right of the Company, but only for actual or reasonable defense and settlement expenses and not for any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication that such director or officer is liable to the corporation unless the court, upon application, finds that in light of all the circumstances such person is fairly and reasonably entitled to indemnity for such expenses.

          The Delaware Corporate Law further provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.

          The above discussion of the Second Restated Certificate of Incorporation of the Company, as amended, and of Section 145 of the Delaware Corporate Law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation and the Delaware Corporate Law.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions referred to above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

     ITEM 8.  EXHIBITS.

     4.1 Second Restated Certificate of Incorporation of Chancellor Broadcasting Company (incorporated by reference to Exhibit 3.9 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 0-27726)).

     4.2 Certificate of Amendment to Second Restated Certificate of Incorporation of Chancellor Broadcasting Company (incorporated by reference to Exhibit 3.10 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 0-27726)).

     4.3 Second Restated By-laws of Chancellor Broadcasting Company (incorporated by reference to Exhibit 3.11 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 0-27726)).

     5.1  Opinion of Weil, Gotshal & Manges LLP*

     23.1 Consent of Coopers & Lybrand LLP*

     23.2 Consent of Price Waterhouse LLP*

     23.3 Consent of Arthur Anderson LLP*

     23.4 Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

     24.1 Power of Attorney (see page II-6 of this Registration Statement).

     -------------------------------
     *    Filed herewith.


     ITEM 9.  UNDERTAKINGS.

          (a)  The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)  See Item 6.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 30th day of April, 1997.

                                   CHANCELLOR BROADCASTING COMPANY



                                   By:   /s/  Jacques Kerrest
                                      -------------------------------------
                                        Jacques Kerrest
                                        Senior Vice President and
                                        Chief Financial Officer


          Each person whose signature to this Registration Statement appears below hereby appoints each of Steven Dinetz and Jacques Kerrest as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                          Signature                                    Title                            Date
                          ---------                                    -----                            ----


                      /s/  Steven Dinetz                Chief Executive Officer and Director       April 30, 1997
         -----------------------------------------      (Principal Executive Officer of the
                        Steven Dinetz                               Registrant)



                     /s/  Jacques Kerrest                 Senior Vice President and Chief          April 30, 1997
         -----------------------------------------          Financial Officer (Principal
                       Jacques Kerrest                  Financial Accounting Officer of the
                                                                    Registrant)


                     /s/  Thomas O. Hicks                Chairman of the Board and Director        April 30, 1997
         -----------------------------------------
                       Thomas O. Hicks


                 /s/  Lawrence D. Stuart, Jr.                         Director                     April 30, 1997
         -----------------------------------------
                   Lawrence D. Stuart, Jr.



                     /s/  Eric C. Neuman                              Director                     April 30, 1997
         -----------------------------------------
                        Eric C. Neuman





                                       II-7




                          Signature                                    Title                            Date
                          ---------                                    -----                            ----


                     /s/  John H. Massey                              Director                     April 30, 1997
         -----------------------------------------
                        John H. Massey



                    /s/  Jeffrey A. Marcus                            Director                     April 30, 1997
         -----------------------------------------
                      Jeffrey A. Marcus


                                  EXHIBIT INDEX
                                  -------------



                                                                            Sequentially
       Exhibit                                                                Numbered
         No.      Description                                                   Page
       -------    -----------                                              --------------

       4.1        Second Restated Certificate of Incorporation of
                  Chancellor Broadcasting Company (incorporated by reference to Exhibit 3.9 to the Company's Annual
                  Report on Form 10-K for the fiscal year ended December
                  31, 1995 (File No. 0-27726)).

       4.2        Certificate of Amendment to Second Restated
                  Certificate of Incorporation of Chancellor
                  Broadcasting Company (incorporated by reference to Exhibit 3.10 to the Company's Annual Report on Form
                  10-K for the year ended December 31, 1995 (File No. 0-
                  27726)).

       4.3        Second Restated By-laws of Chancellor Broadcasting
                  Company (incorporated by reference to Exhibit 3.11 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No.
                  0-27726)).
       5.1        Opinion of Weil, Gotshal & Manges LLP*

       23.1       Consent of Coopers & Lybrand LLP*
       23.2       Consent of Price Waterhouse LLP*

       23.3       Conent of Arthur Andersen LLP*

       23.4       Consent of Weil, Gotshal & Manges LLP (included in
                  Exhibit 5.1).
       24.1       Power of Attorney (see page II-6 of this
                  Registration Statement).




     ----------
     *Filed herewith